Exhibit 99.1

Amendment No. 1

to

the Limited Partnership Agreement

of

Citigroup Diversified Futures Fund L.P.

dated as of

December 3, 2002 (the “Agreement”)

WHEREAS, the General Partner, having determined that such action is not adverse to the interests of and does not require the consent of the Limited Partners, hereby amends the Agreement as set forth below, pursuant to Section 17(a) of the Agreement.

The following words in the first sentence of Section 10(c) of the Agreement, effective as of May 31, 2009, are hereby deleted: “After the end of three full months after the purchase of a Unit.”

IN WITNESS WHEREOF, this Amendment to the Agreement has been executed for and on behalf of the undersigned as of May 31, 2009.

General Partner:

Citigroup Managed Futures LLC

By: /s/ Jerry Pascucci
Jerry Pascucci
President and Director